Exhibit 10.01

SETTLEMENT AGREEMENT AND MUTUAL RELEASE OF CLAIMS

This Settlement Agreement and Mutual Release (hereinafter “AGREEMENT”) is entered into on this, the 25th day of January, 2013, by, between, and among Worthington Energy, Inc. (“Worthington”), on the one hand, and BLACK CAT Exploration & Production, LLC (“Black Cat”) and Anthony Mason (“Tony”) on the other hand. Black Cat and Tony are collectively referred to as the “Claimants”. Worthington and the Claimants are hereinafter referred to collectively as “SETTLING PARTIES”.  The SETTLING PARTIES enter this AGREEMENT individually, and on behalf of themselves and their respective principals, agents, attorneys, officers, directors, shareholders, servants, representatives, employees, members, partners, subsidiaries, affiliated companies, insurers, predecessors, successors-in-interest and assigns.

The SETTLING PARTIES intend that the terms of this agreement and underlying transactions remain confidential.

1.0           PARTIES’ REPRESENTATIONS

Each SETTLING PARTY represent as follows:

(a) That this AGREEMENT will be binding upon it when executed; and

(b) That the representations set forth herein shall endure forever and shall survive the execution of this AGREEMENT and the settlement, as more fully described below.

2.0           RECITALS

2.1           WHEREAS, it is the intent of the SETTLING PARTIES to fully and finally resolve any and all of the claims at issue between them in order to preclude any potential future litigation between and among the SETTLING PARTIES, all terms of this AGREEMENT are to be construed so that their meaning will effectuate this intent.

2.2           WHEREAS, the SETTLING PARTIES each recognize that any future litigation among them would require substantial time, effort, and expense unless their claims are settled and terminated between and among them at this time.

2.3           WHEREAS, the SETTLING PARTIES wish to reduce to writing the full terms of their AGREEMENT.

3.0           NO ADMISSION

In making this AGREEMENT, the SETTLING PARTIES do not admit the sufficiency of any claims, allegations, assertions, contentions, or positions of any other party, or the sufficiency of any defenses to any such claims, allegations, assertions, contentions or positions.  Further, in making this AGREEMENT, the SETTLING PARTIES agree that the covenants and releases comprising this AGREEMENT are not intended to be admissions of liability, negligence, willful conduct, breach of contract, bad faith conduct or fault of any kind whatsoever.  The SETTLING PARTIES hereto desire to resolve the instant action in an amicable fashion.  The SETTLING PARTIES have entered into this AGREEMENT in good faith and with the desire to forever settle as between them all claims and to execute a Release as set forth in Paragraph 4.0 below.

AGREEMENT AND RELEASE

WHEREFORE, in consideration of the covenants and agreements expressed herein, and the recitals set forth above, which form a part of, and are incorporated into this AGREEMENT, the parties hereto agree as follows:

4.0           SETTLEMENT TERMS

(a) In consideration of this Release, the Worthington hereby grants to the Claimants the following:
(i)
A Payment of $125,000 to the Claimants representing all amounts owed to Tony and all amounts owed to Black Cat.  The $125,000 will be comprised of 10 monthly payments in the amount of $12,500 each. The first payment will be issued in 45 days following the execution date of this Agreement.  Each additional payment will be made in 30 days thereafter.

(ii)	On the closing of a funding of the VM179 credit facility of at least $3,500,000 (1st Tranche), all unpaid portions of the $125,000 will become fully due and payable.
(iii)	All current production of the I-1 well (from the date it went on-line) belongs goes to Black Cat

(b) In consideration of this Release, the Claimants here grant to Worthington the following:
(i)	The return of all Worthington or Paxton Energy stock certificates which were issued to any Claimant or any affiliate of any Claimant or a designee of any Claimant.

(ii)	All studies, contact information, documentation and other forms of related information regarding the VM179 Seismic acquisition.

(iii)	Tony will resign from the Board of Directors of Worthington and as President and CEO of Worthington.

(i) Each of the Settling Parties hereby release and forever discharges each other, and all of their representatives, agents, employees, heirs, successors, administrators, executors, attorneys, and any parents, affiliates, subsidiaries, officers, directors, shareholders, predecessors and assigns, from any and all claims, actions and causes of action, known or unknown which may have arisen or may in the future arise in connection with or in any manner related to or arising out of the any event or occurrence related to the transaction contemplated in the recital (“Released Claims”).

(j) The Settling Parties further expressly agree that this Agreement shall be binding upon their successors and assigns and shall inure to the benefit of the Settling Parties and each of them.  The Settling Parties further represent that any approvals of this Agreement required to be obtained by each of the Settling Parties have been obtained and that the Settling Parties are expressly or otherwise fully authorized to release and discharge each other as described herein.

The parties confirm that this is a written Settlement Agreement as contemplated by Section 154.071 of the Texas Civil Practice and Remedies Code.

5.0           ENTIRE AGREEMENT

This AGREEMENT constitutes the full and entire AGREEMENT between the SETTLING PARTIES hereto and such Parties acknowledge that there is no other Agreement, oral or written, between the SETTLING PARTIES hereto.

6.0           FINAL AGREEMENT

The parties to this AGREEMENT and each of them, acknowledge that (1) this AGREEMENT and its reduction to final form is the result of extensive good faith negotiations between the parties; (2) the parties have carefully reviewed and examined this AGREEMENT; (3) the parties have had ample opportunity to consult with independent legal counsel; and (4) any statute or rule of construction that ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this AGREEMENT.

7.0           FEES AND COSTS

All parties will bear their own fees and costs concerning preparation and execution of this AGREEMENT and all required definitive agreements.

8.0           NO INDUCEMENT

Each SETTLING PARTY expressly warrants and represents that, in executing this AGREEMENT, it is not relying upon any representation, promise, inducement or statement made by or on behalf of any of the other persons or entities which/who are parties to this AGREEMENT.  Nor is any party relying on any omission or the absence of any statement, representation, promise or inducement not made herein.  Each party hereto expressly waives any right it might ever have to claim that this AGREEMENT was in any way induced by fraud.

9.0           MODIFICATIONS

This AGREEMENT may not be amended or modified, except by a written instrument executed by the parties affected by such amendment to this AGREEMENT.

10.0           COUNTERPARTS

This AGREEMENT may be executed in counterparts with the same effect as if all original signatures were placed on one document, and which, when taken together, shall constitute one original agreement.

11.0           PARAGRAPH HEADINGS

Paragraph headings are for reference only and shall not affect the interpretation of any paragraph hereto.

12.0           PARTIAL INVALIDITY

Each provision of this AGREEMENT is valid and enforceable to the fullest extent permitted by law.  If any provision of this AGREEMENT, or the application of such provision to any person or circumstance, is deemed to be invalid or unenforceable, the remainder of this AGREEMENT, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, is not affected by such invalidity or unenforceability, unless such provision or application of such provision is essential to this AGREEMENT.

13.0           APPLICABLE LAW

This AGREEMENT is made and entered into in the State of Nevada and shall be deemed to have been executed and delivered within the State of Nevada, and the rights and obligations of the parties hereunder shall be governed by, and construed, and enforced in accordance with the laws of the State of Nevada without regard to its conflict of laws principles.

14.0           NON-ASSIGNMENT

The SETTLING PARTIES hereby warrant that they are the legal owners of the RELEASED CLAIMS described and being released herein and have not assigned all or any portion of the claims to any person or entity.  The SETTLING PARTIES further expressly agree to defend, protect, indemnify and hold each other harmless if any person, firm or corporation shall assert or attempt to assert any claims against either one of the SETTLING PARTIES by reason of the foregoing matters.

15.0           PRESS RELEASE

The SETTLING PARTIES will mutually agree on the language and tone of any press release or other disclosure by either party regarding the Agreement, except as required by the Securities Act of 1933, as amended.

16.0           EFFECTIVE DATE

The Parties hereto deem this AGREEMENT to be effective as of the date that the AGREEMENT is fully executed by all Parties.

IN WITNESS WHEREOF, the undersigned have executed this AGREEMENT and mutual release on the date affixed by their signature.

WORTHINGTON ENERGY, INC.

/s/ CHARLES VOLK
By: Charles Volk, Chairman

/s/ ANTHONY MASON
Anthony Mason

Black Cat Exploration & Production, LLC

BY /s/ ANTHONY MASON
Title: Chief Executive Officer